ASSUMPTION AGREEMENT
                     INTERNATIONAL GENETIC ENGINEERING, INC.
                       1985 NONQUALIFIED STOCK OPTION PLAN

     This Agreement is made as of November 13, 1989, by an between XOMA Corporation, a Delaware Corporation ("XOMA") and (blank) ("Employee").

     WHEREAS:

     1. International Genetic Engineering, Inc. ("INGENE"), XOMA, and XOMA Acquisition Corporation, a wholly owned subsidiary of XOMA ("Sub"), entered into the First Amended and Restated Agreement and Plan of Reorganization dated as of August 10, 1989 and an Agreement of Merger dated as of November 13, 1989.

     2. Effective November 13, 1989 ("Merger Effective Date"), pursuant to the Agreement of Merger, Sub was merged with and into INGENE.

     3. Employee is the holder of an outstanding option granted prior to the Merger Effective Date, to purchase shares of INGENE Common Stock under the International Genetic Engineering, Inc. 1985 Nonqualified Stock Option Plan ("Plan").

     4. Employee's outstanding option is evidenced by an option agreement ("Original Option Agreement") specifying the terms and conditions upon which the outstanding option may be exercised.

     5. Pursuant to Section 4.03(a) of the Agreement of Merger and Section 2(b) of the Plan, XOMA has agreed to assume the obligations of INGENE under all options outstanding under the Plan on the Merger Effective Date.

     NOW THEREFORE, effective as of the Merger Effective Date, the parties agree as follows:

     A. Employee warrants and represents that Employee is the holder of an option to purchase the number of shares of INGENE Common Stock indicated in the table below ("TABLE"), at the specified exercise price per share ("INGENE Option").

     B. The terms and conditions of the INGENE Option are amended as follows:

     (1) The shares purchasable under the Original Option Agreement shall be shares of XOMA Common Stock.

     (2) All references to the Company in the Plan and the Original Option Agreement shall be references to XOMA.

     (3) The number of XOMA shares purchasable under the INGENE Option assumed by XOMA, and the exercise price of those shares are adjusted as indicated in the TABLE to reflect the exchange ratio at which shares of INGENE Common Stock were converted into shares of XOMA Common Stock under the Agreement of Merger.

                                      TABLE
                  INGENE OPTION                                        XOMA OPTION
                                                                                                 Adjusted
                  Number of                 Exercise                   Number of                 Exercise
Date              Unexercised               Price                      Shares of                 Price
Granted           INGENE Shares             Per Share                  XOMA                      Per Share
(blank)

     C. With the exception of the above amendments, the terms and conditions of the INGENE Options, as set forth in the Plan and the Original Option Agreement, remain in full force and effect.

     D. With respect to the INGENE Option, XOMA assumes all obligations of INGENE and agrees to issue up to the number of shares of XOMA Common Stock indicated in the TABLE upon exercise of the INGENE Option in accordance with provisions of the Plan and the Original Option Agreement (as amended by this Agreement) and payment of the adjusted exercise price per share specified in the TABLE.

     E. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of XOMA and the executors, administrators, heirs and legatees of the Employee's estate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

(blank)
Employee

XOMA Corporation

By (blank)
Title (blank)